AMERICAN RENAL ASSOCIATES HOLDINGS, INC. ANNOUNCES FOURTH QUARTER 2017 RESULTS
BEVERLY, MA (March 6, 2018) - American Renal Associates Holdings, Inc. (NYSE: ARA) (“ARA” or the “Company”), a leading provider of outpatient dialysis services, today announced financial and operating results for the quarter and year ended December 31, 2017.
Certain metrics, including those expressed on an adjusted basis, are Non-GAAP financial measures   (See “Use of Non-GAAP Financial Measures” and the reconciliation tables further below).
Fourth Quarter 2017 Highlights (all percentage changes compare Q4 2017 to Q4 2016 unless noted):

•	Net patient service operating revenues decreased 2% to $194.4 million;

•	Net income attributable to American Renal Associates Holdings, Inc. was $0.2 million as compared to a loss of $7.1 million;

•	Adjusted EBITDA less noncontrolling interests (“Adjusted EBITDA-NCI”) was $28.6 million as compared to $32.2 million;

•	Adjusted net income attributable to American Renal Associates Holdings, Inc. was $6.0 million or $0.18 per share for Q4 2017;

•	Total dialysis treatments increased 6.7%, of which 6.1% was non-acquired growth; and

•	As of December 31, 2017, the Company operated 228 outpatient dialysis centers serving approximately 15,600 patients.

Joseph (Joe) Carlucci, Chairman and Chief Executive Officer, said, “We are pleased with our fourth quarter and full-year 2017 results. As I reflect on 2017, I could not be more proud of how our organization has responded, and frankly risen above, many of the challenges we faced a little over a year ago. I believe we have entered 2018 in a stronger position to grow - driven by a more sustainable cost structure, continued execution on our development program, and other operational tailwinds. We also enter 2018 with an even greater focus on building upon our operating model to integrate patient care even more closely with our physician partners. We are doing this from a position of strength because the partnership model we’ve developed has been validated by strong quality metrics, outstanding patient satisfaction and industry-leading physician satisfaction rates.”
“During the fourth quarter of 2017, our organization maintained its strong focus on delivering quality patient care, while sustaining the performance in the operational initiatives we outlined in early 2017. We delivered on the commitments we made by achieving our 2017 financial guidance, and we are establishing 2018 guidance that is underpinned by solid fundamentals,” continued Carlucci.
Financial and operating highlights include:
Revenue: Net patient service operating revenues for the fourth quarter of 2017 were $194.4 million, a decrease of 2.4% as compared to $199.1 million for the prior-year period due to adverse changes in payor mix, partially offset by treatment growth. Net patient service operating revenues for the year ending December 31, 2017 were $745.1 million, a decrease of 0.6% as compared to $749.8 million for the prior-year period.
Treatment Volume: Total dialysis treatments for the fourth quarter of 2017 were 565,945, representing an increase of 6.7% over the fourth quarter of 2016. Non-acquired treatment growth was 6.1% and acquired treatment growth was 0.6% for the fourth quarter of 2017. Total dialysis treatments for the year ending December 31, 2017 were 2,191,172, representing an increase of 8.1% over the prior year period. Non-acquired treatment growth was 7.9% and acquired treatment growth was 0.2% for the year ending December 31, 2017.

Clinic Activity: As of December 31, 2017, the Company provided services at 228 outpatient dialysis clinics serving 15,637 patients. During the fourth quarter of 2017, we opened nine de novo clinics, acquired three dialysis clinics and merged one clinic into another. For the year ending December 31, 2017, we opened 15 de novo clinics, acquired three dialysis clinics, merged two clinics and sold two clinics. As of December 31, 2017, we had 25 signed de novo clinics scheduled to open in the future.

Net income, Net income attributable to noncontrolling interests, Net income (loss) attributable to American Renal Associates Holdings, Inc., Adjusted EBITDA and Adjusted EBITDA less noncontrolling interests:

	(Unaudited)
	Three Months Ended December 31,		Increase (Decrease)
(in thousands)	2017	2016	Amount	Percentage Change*
Net income	$19,718	$16,560	$3,158	19.1%
Net income attributable to noncontrolling interests	(19,487)	(23,679)	(4,192)	(17.7)%
Net income (loss) attributable to ARA	$231	$(7,119)	$7,350	NM
Non-GAAP financial measures**:
Adjusted EBITDA	$48,051	$55,880	$(7,829)	(14.0)%
Adjusted EBITDA less noncontrolling interests	$28,564	$32,201	$(3,637)	(11.3)%

	(Unaudited)
	Year Ended December 31,		Increase (Decrease)
(in thousands)	2017	2016	Amount	Percentage Change*
Net income	$75,683	$88,205	$(12,522)	(14.2)%
Net income attributable to noncontrolling interests	(70,826)	(88,590)	(17,764)	(20.1)%
Net income (loss) attributable to ARA	$4,857	$(385)	$5,242	NM
Non-GAAP financial measures**:
Adjusted EBITDA	$176,357	$212,172	$(35,815)	(16.9)%
Adjusted EBITDA less noncontrolling interests	$105,531	$123,582	$(18,051)	(14.6)%
_________________________________

*	NM - Not Meaningful

**	See “Reconciliation of Non-GAAP Financial Measures.”

Operating Expenses: Patient care costs for the fourth quarter of 2017 were $124.5 million, or 64.0% of net patient service operating revenues, as compared to $121.1 million, or 60.8% (or 59.9% excluding the Modification Expense described below) of net patient service operating revenues, in the prior-year period. Patient care costs for the fourth quarter of 2016 include $1.9 million of stock-based compensation related to modification of options at the time of the Company’s initial public offering (“Modification Expense”).
General and administrative expenses were $22.7 million, or 11.7% (or 12.0% excluding gain on sale of assets) of net patient service operating revenues, as compared to $40.8 million, or 20.5% (or 12.2% excluding the Modification Expense and executive severance expense described below) of net patient service operating revenues, in the prior-year period. General and administrative expenses for the fourth quarter of 2017 includes $0.7 million of gain on sale of assets. Additionally, general and administrative expenses for the fourth quarter of 2016 include $13.4 million of Modification Expense and $1.7 million of executive severance expense.

Patient care costs for the year ended December 31, 2017 were $482.5 million, or 64.7% (or 64.5% excluding the Modification Expense, executive severance expense and gain on sale of assets) of net patient service operating revenues, as compared to $452.4 million, or 60.3% (or 59.6% excluding the Modification Expense and Other Stock Compensation Expense described below) of net patient service operating revenues in the prior-year period. Patient care costs include $2.2 million and $5.2 million for the years ended December 31, 2017 and 2016, respectively, of stock-based compensation related to the Modification Expense and other transactions (“Other Stock Compensation Expense”) at the time of the Company's initial public offering (“IPO”). Patient care costs also include $0.1 million of executive severance expense and $0.6 million gain on sale of assets for the year ended December 31, 2017.
General and administrative expenses during the year ended December 31, 2017 were $102.6 million, or 13.8% (or 12.5% excluding the Modification Expense, executive severance expense and gain on sale of assets) of net patient service operating revenues, as compared to $127.6 million, or 17.0% (or 12.5% excluding the Modification Expense, Other Stock Compensation Expense and executive severance expense) of net patient service operating revenues in the prior-year period. General and administrative expenses include $9.5 million and $31.7 million for the years ended December 31, 2017 and 2016, respectively, of Modification Expense. General and administrative expenses also include $0.8 million and $1.7 million in severance expense for the years ended December 31, 2017 and 2016, respectively, and $0.7 million of gain on sale of assets for the year ended December 31, 2017.
Income Taxes: During the fourth quarter of 2017, the Company recognized income tax expense of $4.4 million related to the 2017 Tax Cuts and Jobs Act (the "Act"). As a result of the passage of the Act, the Company expects its effective tax rate to be in the range of 27%-29% during 2018.
Cash Flow: Cash provided by operating activities for the fourth quarter of 2017 was $31.2 million as compared to $30.3 million in the prior-year period. Adjusted cash provided by operating activities less distributions to noncontrolling interests (see “Reconciliation of Non-GAAP Financial Measures”) for the fourth quarter of 2017 was $12.2 million as compared to $2.8 million in the prior-year period. Total capital expenditures for the fourth quarter of 2017 were $11.3 million as compared to $14.8 million in the prior-year period. Capital expenditures for the fourth quarter of 2017 included $0.9 million for maintenance and $10.4 million for expansions and new clinic development.
Cash provided by operating activities for the year ended December 31, 2017 was $128.5 million as compared to $172.2 million in the prior-year period. Adjusted cash provided by operating activities less distributions to noncontrolling interests (see “Reconciliation of Non-GAAP Financial Measures”) for the year ended December 31, 2017 was $49.8 million as compared to $80.0 million in the prior-year period. Total capital expenditures for the year ended December 31, 2017 were $36.1 million as compared to $61.4 million in the prior-year period. Capital expenditures for the year ended December 31, 2017 included $6.4 million for maintenance and $29.7 million for expansions and new clinic development.
Balance Sheet: At December 31, 2017, the Company’s balance sheet included consolidated cash of $71.5 million and consolidated debt of $560.1 million, including the current portion of long-term debt. Excluding clinic-level debt not guaranteed by ARA and clinic-level cash not owned by ARA, Adjusted owned net debt (see “Reconciliation of Non-GAAP Financial Measures”) was $459.5 million at December 31, 2017, as compared to $438.1 million at December 31, 2016. Adjusted owned net debt to last twelve months Adjusted EBITDA-NCI leverage ratio was 4.4x at December 31, 2017. As of December 31, 2017, net patient accounts receivable were $79.7 million and DSO for the period was 37 days as compared to 39 days as of September 30, 2017.
2018 Outlook for Adjusted EBITDA-NCI:
The Company expects 2018 Adjusted EBITDA-NCI to be in a range of $110 million and $116 million.
The Company’s 2018 Adjusted EBITDA-NCI excludes certain legal costs to the extent they occur during 2018.
We are not providing a quantitative reconciliation of our Non-GAAP outlook to the corresponding GAAP information because the GAAP measures that we exclude from our Non-GAAP outlook are not available without unreasonable effort on a forward-looking basis due to their unpredictability, high variability, complexity and low visibility. These excluded GAAP measures include noncontrolling interests, interest expense, income taxes, and other charges. We expect the variability of these charges to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
Please see the “Forward-Looking Statements” section of this release for a discussion of certain risks to our outlook.
Conference Call
American Renal Associates Holdings, Inc. will hold a conference call to discuss this release on Wednesday, March 7, 2018, at 9:00 a.m. Eastern time. Investors will have the opportunity to listen to the conference call by dialing (877) 407-8029, or for international callers (201) 689-8029, or may listen over the Internet by going to the Investor Relations section at www.ir.americanrenal.com. For those who cannot listen to the live broadcast, a replay will be available and can be accessed by dialing (877) 660-6853, or for international callers (201) 612-7415. The conference ID for the live call and the replay is 13676237.
About American Renal Associates
American Renal Associates Holdings, Inc. (NYSE: ARA) is a leading provider of outpatient dialysis services in the United States. As of December 31, 2017, ARA operated 228 dialysis clinic locations in 26 states and the District of Columbia serving approximately 15,600 patients with end stage renal disease. ARA operates principally through a physician partnership model, in which it partners with approximately 400 local nephrologists to develop, own and operate dialysis clinics. ARA’s Core Values emphasize taking good care of patients, providing physicians with clinical autonomy and operational support, hiring and retaining the best possible staff and providing best practices management services. For more information about American Renal Associates, visit www.americanrenal.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties and assumptions relating to our operations, financial condition, business, prospects, growth strategy and liquidity, which may cause our actual results to differ materially from those projected by such forward-looking statements, and the Company cannot give assurances that such statements will prove to be correct. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
The forward-looking statements appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties, including but not limited to those risks and uncertainties described in “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2017 to be filed with the Securities and Exchange Commission ("SEC") that may cause actual results to differ materially from those that we expected.
Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among others, the following:

•
continuing decline in the number of patients with commercial insurance, including as a result of changes to the healthcare exchanges or changes in regulations or enforcement of regulations regarding the healthcare exchanges and challenges from commercial payors or any regulatory or other changes leading to changes in the ability of patients with commercial insurance coverage to receive charitable premium support;

•	decline in commercial payor reimbursement rates;

•
the ultimate resolution of the Centers for Medicare and Medicaid Services (“CMS”) Interim Final Rule published December 14, 2016 related to dialysis facilities Conditions for Coverage (CMS 3337-IFC), including an issuance of a different but related Final Rule;

•	reduction of government-based payor reimbursement rates or insufficient rate increases or adjustments that do not cover all of our operating costs;

•	our ability to successfully develop de novo clinics, acquire existing clinics and attract new physician partners;

•	our ability to compete effectively in the dialysis services industry;

•	the performance of our joint venture subsidiaries and their ability to make distributions to us;

•
changes to the Medicare end-stage renal disease (“ESRD”) program that could affect reimbursement rates and evaluation criteria, as well as changes in Medicaid or other non-Medicare government programs or payment rates, including the ESRD prospective payment rate system final rule for 2018 issued on October 27, 2017;

•	federal or state healthcare laws that could adversely affect us;

•
our ability to comply with all of the complex federal, state and local government regulations that apply to our business, including those in connection with federal and state anti-kickback laws and state laws prohibiting the corporate practice of medicine or fee-splitting;

•	heightened federal and state investigations and enforcement efforts;

•	the impact of the litigation by affiliates of UnitedHealth Group, Inc., the Department of Justice inquiry, securities and derivative litigation and related matters;

•	changes in the availability and cost of erythropoietin-stimulating agents and other pharmaceuticals used in our business;

•	development of new technologies that could decrease the need for dialysis services or decrease our in-center patient population;

•	our ability to timely and accurately bill for our services and meet payor billing requirements;

•
claims and losses relating to malpractice, professional liability and other matters; the sufficiency of our insurance coverage for those claims and rising insurances costs; and any negative publicity or reputational damage arising from such matters;

•	loss of any members of our senior management;

•	damage to our reputation or our brand and our ability to maintain brand recognition;

•	our ability to maintain relationships with our medical directors and renew our medical director agreements;

•	shortages of qualified skilled clinical personnel, or higher than normal turnover rates;

•	competition and consolidation in the dialysis services industry;

•	deteriorations in economic conditions, particularly in states where we operate a large number of clinics, or disruptions in the financial markets;

•	the participation of our physician partners in material strategic and operating decisions and our ability to favorably resolve any disputes;

•	our ability to honor obligations under the joint venture operating agreements with our physician partners were they to exercise certain put rights and other rights;

•	unauthorized disclosure of personally identifiable, protected health or other sensitive or confidential information;

•	our ability to meet our obligations and comply with restrictions under our substantial level of indebtedness; and

•	the ability of our principal stockholder, whose interests may conflict with yours, to strongly influence or effectively control our corporate decisions.

The forward-looking statements made in this press release are made only as of the date of the hereof. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information or otherwise. More information about potential factors that could affect our business and financial results is included in our filings with the SEC.
Use of Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this press release, the Company has presented the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA less noncontrolling interests, Adjusted net income attributable to American Renal Associates Holdings, Inc., Adjusted cash provided by operating activities and Adjusted owned net debt, which exclude various items detailed in the attached “Reconciliation of Non-GAAP Financial Measures.”
These Non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. Please see “Reconciliation of Non-GAAP Financial Measures” for additional reasons for why these measures are provided.

American Renal Associates Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(dollars in thousands except per share amounts)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Patient service operating revenues	$196,779	$200,980	$752,510	$756,329
Provision for uncollectible accounts	(2,401)	(1,866)	(7,404)	(6,562)
Net patient service operating revenues	194,378	199,114	745,106	749,767
Operating expenses:
Patient care costs	124,491	121,100	482,450	452,449
General and administrative	22,681	40,831	102,598	127,631
Transaction-related costs	—	—	717	2,239
Depreciation and amortization	9,740	9,246	37,634	33,862
Certain legal matters	3,535	2,737	15,249	6,779
Total operating expenses	160,447	173,914	638,648	622,960
Operating income	33,931	25,200	106,458	126,807
Interest expense, net	(7,237)	(7,362)	(29,289)	(35,933)
Loss on early extinguishment of debt	—	—	(526)	(4,708)
Income tax receivable agreement income (expense)	1,773	(3,444)	7,234	1,286
Income before income taxes	28,467	14,394	83,877	87,452
Income tax expense (benefit)	8,749	(2,166)	8,194	(753)
Net income	19,718	16,560	75,683	88,205
Less: Net income attributable to noncontrolling interests	(19,487)	(23,679)	(70,826)	(88,590)
Net income (loss) attributable to ARA	$231	$(7,119)	$4,857	$(385)
Less: Change in the difference between the redemption value and estimated fair value for accounting purposes of the related noncontrolling interests	1,329	6,481	(12,276)	(7,404)
Net income (loss) attributable to common shareholders	$1,560	$(638)	$(7,419)	$(7,789)
Earnings (loss) per share:
Basic	$0.05	$(0.02)	$(0.24)	$(0.28)
Diluted	$0.05	$(0.02)	$(0.24)	$(0.28)
Weighted-average number of common shares outstanding
Basic	31,556,772	30,889,677	31,081,824	28,118,673
Diluted	34,014,593	30,889,677	31,081,824	28,118,673
Cash dividends declared per share*	$—	$—	$—	$1.30
_____________________________________

*	Paid to shareholders prior to the Company’s initial public offering.

American Renal Associates Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
(dollars in thousands except for share data)
	December 31, 2017	December 31, 2016
Assets
Cash	$71,521	$100,916
Accounts receivable, less allowance for doubtful accounts of $6,757 and $8,726 at December 31, 2017 and 2016, respectively	79,662	81,127
Inventories	4,665	4,676
Prepaid expenses and other current assets	24,998	18,498
Income tax receivable	6,745	5,163
Total current assets	187,591	210,380
Property and equipment, net	168,537	170,118
Intangible assets, net	25,368	25,626
Other long-term assets	9,285	6,753
Goodwill	573,427	573,147
Total assets	$964,208	$986,024
Liabilities and Equity
Accounts payable	$33,421	$31,127
Accrued compensation and benefits	28,985	29,103
Accrued expenses and other current liabilities	49,963	45,286
Current portion of long-term debt	44,534	48,274
Total current liabilities	156,903	153,790
Long-term debt, less current portion	515,554	522,058
Income tax receivable agreement payable	7,500	21,200
Other long-term liabilities	14,880	11,670
Deferred tax liabilities	8,991	1,278
Total liabilities	703,828	709,996
Commitments and contingencies
Noncontrolling interests subject to put provisions	139,895	130,365
Equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized; none issued
Common stock, $0.01 par value, 300,000,000 shares authorized, 32,034,439 and 30,894,962 issued and outstanding at December 31, 2017 and 2016, respectively	193	184
Additional paid-in capital	67,853	95,062
Receivable from noncontrolling interests	(358)	(544)
Accumulated deficit	(123,789)	(128,646)
Accumulated other comprehensive loss, net of tax	(677)	(100)
Total American Renal Associates Holdings, Inc. deficit	(56,778)	(34,044)
Noncontrolling interests not subject to put provisions	177,263	179,707
Total equity	120,485	145,663
Total liabilities and equity	$964,208	$986,024

American Renal Associates Holdings, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(dollars in thousands)
	Three Months Ended		Year Ended
	December 31,		December 31,
Operating activities	2017	2016	2017	2016
Net income	$19,718	$16,560	$75,683	$88,205
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	9,740	9,246	37,634	33,862
Amortization of discounts, fees and deferred financing costs	497	163	2,031	2,595
Noncash loss on early extinguishment of debt	—	—	526	4,708
Stock-based compensation	1,110	17,047	15,872	40,285
Premium paid for interest rate cap agreement	—	—	(1,186)	—
Deferred taxes	7,725	(5,510)	8,455	(14,018)
Income tax receivable agreement (income) expense	(1,773)	3,444	(7,234)	(1,286)
Payment related to income tax receivable agreement	—	—	(878)	—
Non-cash charge related to interest rate swap	—	(16)	173	473
Non-cash rent charges	456	427	1,044	2,191
Loss on disposal of assets	288	857	485	857
Gain on sale of assets	(683)	—	(1,257)	—
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	1,572	(3,874)	1,465	(4,208)
Inventories	7	(208)	11	(385)
Prepaid expenses and other current assets	(6,511)	(6,055)	(7,936)	(7,226)
Other assets	(767)	(263)	(1,325)	(219)
Accounts payable	(442)	7,850	2,294	8,556
Accrued compensation and benefits	(2,782)	11	(118)	6,599
Accrued expenses and other liabilities	3,020	(9,371)	2,808	11,222
Cash provided by operating activities	31,175	30,308	128,547	172,211
Investing activities
Purchases of property and equipment	(11,293)	(14,773)	(36,073)	(61,432)
Proceeds from asset and business sales	1,250	—	2,325	—
Cash paid for acquisitions	(1,555)	(40)	(1,555)	(4,507)
Cash used in investing activities	(11,598)	(14,813)	(35,303)	(65,939)
Financing activities
Proceeds from issuance of common stock sold in initial public offering, net of underwriting discounts and offering expense	—	—	—	175,254
Net proceeds from issuance of long-term debt	—	—	267,564	60,000
Cash paid for financing costs	—	—	(3,914)	(1,350)
Net proceeds from term loans	15,179	15,884	49,921	70,590
Payments on long-term debt	(14,531)	(9,203)	(327,331)	(275,243)
Dividends and dividend equivalents paid	(14)	(18)	(8,729)	(30,241)
Proceeds from exercise of stock options	1,697	170	2,380	170
Common stock repurchases for tax withholdings of net settlement equity awards	—	—	—	(356)
Distributions to noncontrolling interests	(18,969)	(27,483)	(79,478)	(94,468)
Contributions from noncontrolling interests	2,675	894	6,522	7,470
Purchases of noncontrolling interests	(1,686)	—	(29,540)	(8,397)
Proceeds from sales of additional noncontrolling interests	—	28	66	227
Cash used in financing activities	(15,649)	(19,728)	(122,539)	(96,344)
Increase (decrease) in cash and restricted cash	3,928	(4,233)	(29,295)	9,928
Cash and restricted cash at beginning of year	67,693	105,149	100,916	90,988
Cash and restricted cash at end of year	$71,621	$100,916	$71,621	$100,916
Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$314	$4,239	$1,885	$16,095
Cash paid for interest	6,701	6,778	26,812	32,499

American Renal Associates Holdings, Inc.
Unaudited Supplemental Business Metrics
(dollars in thousands)
	Three Months Ended			Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Dialysis Clinic Activity:
Number of clinics (as of end of period)	228	217	214	228	214
Number of de novo clinics opened (during period)	9	1	7	15	20
Number of acquired clinics (during period)	3	—	—	3	2
Sold or merged clinics (during period)	(1)	(1)	—	(4)	—
Signed clinics (as of end of period)	25	36	33	25	33
Patients and Treatment Volume:
Patients (as of end of period)	15,637	15,237	14,590	15,637	14,590
Treatments	565,945	551,258	530,346	2,191,172	2,027,423
Number of treatment days	78	79	79	312	314
Treatments per day	7,256	6,978	6,713	7,023	6,457
Sources of treatment growth (year over year % change):
Non-acquired growth	6.1%	6.8%	10.3%	7.9%	11.7%
Acquired growth	0.6%	—%	1.1%	0.2%	0.6%
Total treatment growth	6.7%	6.8%	11.4%	8.1%	12.3%
Revenue:
Patient service operating revenues	$196,779	$189,497	$200,980	$752,510	$756,329
Patient service operating revenues per treatment	$348	$344	$379	$343	$373
Net patient service operating revenues	$194,378	$187,711	$199,114	$745,106	$749,767
Net patient service operating revenues per treatment	$343	$341	$375	$340	$370
Expenses:
Adjusted patient care costs (1)
Amount	$124,512	$119,599	$119,221	$480,642	$447,175
As a % of net patient service operating revenues	64.1%	63.7%	59.9%	64.5%	59.6%
Per treatment	$220	$217	$225	$219	$221
Adjusted general and administrative expenses (2)
Amount	$23,364	$22,292	$24,235	$92,998	$92,499
As a % of net patient service operating revenues	12.0%	11.9%	12.2%	12.5%	12.3%
Per treatment	$41	$40	$46	$42	$46
Provision for uncollectible accounts
Amount	$2,401	$1,786	$1,866	$7,404	$6,562
As a % of net patient service operating revenues	1.2%	0.9%	0.9%	1.0%	0.9%
Per treatment	$4	$3	$4	$3	$3
Accounts receivable DSO (days)	37	39	37	37	37
Adjusted EBITDA*
Adjusted EBITDA including noncontrolling interests	$48,051	$46,838	$55,880	$176,357	$212,172
Adjusted EBITDA - NCI	$28,564	$28,149	$32,201	$105,531	$123,582
Clinical (quarterly averages):
Dialysis adequacy - % of patients with Kt/V > 1.2	98%	98%	98%	98%	98%
Vascular access - % catheter in use > 90 days	10%	10%	10%	10%	11%
_______________________________
*See "Reconciliation of Non-GAAP Financial Measures."

(1)
Excludes $1.9 million of stock-based compensation related to modification of options and other transactions at the time of the Company’s IPO during the three months ended December 31, 2016.  For the years ended December 31, 2017 and 2016, $2.2 million and $5.2 million, respectively, of similar stock-based compensation is excluded, which includes $0.1 million of stock-based compensation related to the early adoption of ASU 2016-09 in 2016. Additionally, $0.1 million of executive severance costs is excluded from the year ended December 31, 2016 and $0.6 million of gain on sale of assets is excluded from the year ended December 31, 2017.

(2)
Excludes $13.4 million of stock-based compensation related to modification of options and other transactions at the time of the Company’s IPO during the three months ended December 31, 2016.  The three months and year ended December 31, 2016 also exclude $1.7 million of executive severance costs and $1.5 million of stock compensation primarily related to the departure of our former chief operating officer. For the years ended December 31, 2017 and 2016, $9.5 million and $32.0 million, respectively, of similar stock-based compensation is excluded, which includes $0.3 million of stock-based compensation related to the early adoption of ASU 2016-09 in 2016.   Additionally, $0.8 million of executive severance costs is excluded from the year ended December 31, 2017 and $0.7 million of gain on sale of assets is excluded from the three months and year ended December 31, 2017.

American Renal Associates Holdings, Inc.
Net Income (Loss) per Share Reconciliation
(Unaudited)
(dollars in thousands except for share data)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Basic
Net income (loss) attributable to ARA	$231	$(7,119)	$4,857	$(385)
Change in the difference between the redemption value and estimated fair value for accounting purposes of the related noncontrolling interests	1,329	6,481	(12,276)	(7,404)
Net income (loss) attributable to ARA for basic earnings per share calculation	$1,560	$(638)	$(7,419)	$(7,789)
Weighted-average common shares outstanding	31,556,772	30,889,677	31,081,824	28,118,673
Earnings (loss) per share, basic	$0.05	$(0.02)	$(0.24)	$(0.28)
Diluted
Net income (loss) attributable to ARA	$231	$(7,119)	$4,857	$(385)
Change in the difference between the redemption value and estimated fair value for accounting purposes of the related noncontrolling interests	1,329	6,481	(12,276)	(7,404)
Net income (loss) attributable to ARA for diluted earnings per share calculation	$1,560	$(638)	$(7,419)	$(7,789)
Weighted-average common shares outstanding, basic	31,556,772	30,889,677	31,081,824	28,118,673
Weighted-average effect of dilutive securities:
Effect of assumed exercise of stock options	2,233,933	—	—	—
Effect of unvested restricted stock	223,888	—	—	—
Weighted-average common shares outstanding, diluted	34,014,593	30,889,677	31,081,824	28,118,673
Earnings (loss) per share, diluted	$0.05	$(0.02)	$(0.24)	$(0.28)
Outstanding options excluded as impact would be anti-dilutive	1,612,591	1,277,584	1,894,340	572,097

American Renal Associates Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures:
(Unaudited)
(dollars in thousands)

We use Adjusted EBITDA and Adjusted EBITDA-NCI to track our performance. “Adjusted EBITDA” is defined as net income before income taxes and other non-income based tax, interest expense, net, depreciation and amortization, as adjusted for stock-based compensation and associated payroll taxes, loss on early extinguishment of debt, transaction-related costs, certain legal matters costs, executive and management severance costs, income tax receivable agreement income and expense, gain on sale of assets and management fees. “Adjusted EBITDA-NCI” is defined as Adjusted EBITDA less net income attributable to noncontrolling interests. We believe Adjusted EBITDA and Adjusted EBITDA-NCI provide information useful for evaluating our business and a further understanding of the Company's results of operations from management's perspective. We believe Adjusted EBITDA is helpful in highlighting trends because Adjusted EBITDA excludes the results of actions that are outside the operational control of management, but can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We believe Adjusted EBITDA-NCI is helpful in highlighting the amount of Adjusted EBITDA that is available to us after reflecting the interests of our joint venture partners. Adjusted EBITDA and Adjusted EBITDA-NCI are not measures of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as measures of profitability or liquidity. In addition, Adjusted EBITDA and Adjusted EBITDA-NCI may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and Adjusted EBITDA-NCI may not be indicative of historical operating results, and we do not mean for these items to be predictive of future results of operations or cash flows. Adjusted EBITDA and Adjusted EBITDA-NCI have limitations as analytical tools, and you should not consider these items in isolation, or as substitutes for an analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA and Adjusted EBITDA-NCI:

•	do not include stock-based compensation expense, and beginning with the quarter ended June 30, 2017, do not include associated payroll taxes;

•	do not include transaction-related costs;

•
do not include depreciation and amortization—because construction and operation of our dialysis clinics requires significant capital expenditures, depreciation and amortization are a necessary element of our costs and ability to generate profits;

•	do not include interest expense—as we have borrowed money for general corporate purposes, interest expense is a necessary element of our costs and ability to generate profits and cash flows;

•	do not include income tax receivable agreement income and expense;

•	do not include loss on early extinguishment of debt;

•	do not include costs related to certain legal matters;

•	beginning with the quarter ended December 31, 2016, do not include executive and management severance costs;

•	do not include management fees;

•	do not include certain income tax payments that represent a reduction in cash available to us and other non-income based taxes; and

•	do not reflect gain on sale of assets.

In addition, Adjusted EBITDA is not adjusted for the portion of earnings that we distribute to our joint venture partners.
You should not consider Adjusted EBITDA and Adjusted EBITDA-NCI as alternatives to income from operations or net income, determined in accordance with GAAP, as an indicator of our operating performance, or as alternatives to cash provided by operating activities, determined in accordance with GAAP, as an indicator of cash flows or as a measure of liquidity. This presentation of Adjusted EBITDA and Adjusted EBITDA-NCI may not be directly comparable to similarly titled measures of other companies, since not all companies use identical calculations.
We use Adjusted net income attributable to American Renal Associates Holdings, Inc. because it is a useful measure to evaluate our performance by excluding the impact of certain items that we believe are not related to our normal business operations and/or are a result of changes in our liabilities from period to period. See the notes to the tables below for further explanation of the exclusion of certain items. By excluding these items we believe Adjusted net income allows us and investors to evaluate our net income on a more consistent basis. “Adjusted net income attributable to American Renal Associates Holdings, Inc.” is defined as Net income (loss) attributable to American Renal Associates Holdings, Inc. plus or minus, as applicable, share-based compensation due to option modifications and other transactions at the time of the Company’s initial public offering, certain legal matter costs, loss on early extinguishment of debt, transaction-related costs, executive and management severance costs, gain on sale of assets, income tax receivable agreement income/expense, tax valuation allowance and other tax adjustments, and accounting changes in fair value of noncontrolling interest puts, net of taxes as applicable. We use the Adjusted weighted average number of diluted shares to calculate Adjusted net income attributable to American Renal Associates Holdings, Inc. per share. The Adjusted weighted average number of diluted shares outstanding is calculated using the treasury method as if certain unvested in-the-money options subject to a contingency are treated as being vested to provide investors with a calculation of the fully-diluted number of shares assuming certain pre-IPO options vest.

We use Adjusted cash provided by operating activities less distributions to NCI because it is a useful measure to evaluate the cash flow that is available to the Company for investment in property, plant and equipment, debt service, growth and other general corporate purposes. “Adjusted cash provided by operating activities less distributions to noncontrolling interests” is defined as cash provided by operating activities plus transaction-related expenses less distributions to noncontrolling interests.
We use Adjusted owned net debt because it is a useful metric to evaluate the Company’s share of interests in the cash on our consolidated balance sheet and the debt of the Company. “Adjusted owned net debt” is defined as debt (other than clinic-level debt) plus clinic-level debt guaranteed by our wholly owned subsidiaries of American Renal Associates Holdings, Inc. less cash (other than clinic-level cash) less the Company’s pro rata interest in clinic-level cash.  “Owned net leverage” is defined as the ratio of Owned net debt to our trailing twelve months Adjusted EBITDA-NCI.
The following table presents the reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA-NCI for the periods indicated:

	(Unaudited)		(Unaudited)
Reconciliation of Net income to	Three Months Ended		Year Ended
Adjusted EBITDA:	December 31,		December 31,
	2017	2016	2017	2016
Net income	$19,718	$16,560	$75,683	$88,205
Add:
Stock-based compensation	1,269	17,047	16,359	40,298
Depreciation and amortization	9,740	9,246	37,634	33,862
Interest expense, net	7,237	7,362	29,289	35,933
Income tax expense (benefit) and other non-income based tax	9,029	(2,166)	8,474	(753)
Transaction-related costs	—	—	717	2,239
Loss on early extinguishment of debt	—	—	526	4,708
Income tax receivable agreement (income) expense	(1,773)	3,444	(7,234)	(1,286)
Certain legal matters (1)	3,535	2,737	15,249	6,779
Executive and management severance costs (2)	—	1,650	917	1,650
Gain on sale of assets	(704)	—	(1,257)	—
Management fees	—	—	—	537
Adjusted EBITDA (including noncontrolling interests)	$48,051	$55,880	$176,357	$212,172
Less: Net income attributable to noncontrolling interests	(19,487)	(23,679)	(70,826)	(88,590)
Adjusted EBITDA –NCI	$28,564	$32,201	$105,531	$123,582
_____________

(1)
Certain legal matters costs include legal fees and other expenses associated with matters outside the ordinary course of our business, including, but not limited to, our handling of, and response to, the UnitedHealth litigation, a now-concluded SEC inquiry, the CMS request for information, the securities and derivative litigation, and the Company’s internal review and analysis of factual and legal issues relating to the aforementioned matters as described in our Form 10-K for the year ended December 31, 2017. We have excluded these costs because they represent unusual fees and expenses that we believe are not related to the usual operation of our business.

(2)	Represents executive and management severance costs.

The following table presents the reconciliation from Net income attributable to American Renal Associates Holdings, Inc. to Adjusted net income attributable to American Renal Associates Holdings, Inc. for the periods indicated:

American Renal Associates Holdings, Inc.
Reconciliation of Net Income Attributable to American Renal Associates Holdings, Inc. to Adjusted Net Income Attributable to American Renal Associates Holdings, Inc.
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended				Year Ended
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	December 31, 2017
Net (loss) income attributable to ARA	$(1,251)	$(2,106)	$7,983	$231	$4,857
Change in the difference between the redemption value and estimated fair value for accounting purposes of the related noncontrolling interests (1)	(11,083)	(2,527)	5	1,329	(12,276)
Net (loss) income attributable to ARA for basic earnings per share calculation	$(12,334)	$(4,633)	$7,988	$1,560	$(7,419)
Adjustments:
Share-based compensation due to option modification and IPO transactions (2)	9,104	2,644	—	—	11,748
Certain legal matters (3)	3,936	4,297	3,481	3,535	15,249
Loss on early extinguishment of debt	—	526	—	—	526
Transaction-related costs	—	717	—	—	717
Executive and management severance costs (4)	—	917	—	—	917
Gain on sale of assets	—	(517)	(36)	(704)	(1,257)
Total pre-tax adjustments	$13,040	$8,584	$3,445	$2,831	$27,900
Tax effect	5,408	3,560	1,429	1,174	11,570
Net taxable adjustments	$7,632	$5,024	$2,016	$1,657	$16,330
Income tax receivable agreement (income) expense	(4,517)	2,641	(3,585)	(1,773)	(7,234)
Tax valuation allowance and other tax adjustments (5)	673	57	—	5,867	6,597
Change in the difference between the redemption value and estimated fair value for accounting purposes of the related noncontrolling interests (1)	(11,083)	(2,527)	5	1,329	(12,276)
Total adjustments, net	$14,871	$10,249	$(1,574)	$4,422	$27,969
Adjusted net income attributable to ARA	$2,537	$5,616	$6,414	$5,982	$20,550

Basic shares outstanding	30,907,482	30,986,689	31,095,418	31,556,772	31,081,824
Adjusted effect of dilutive stock options (6)	2,957,928	2,957,728	2,738,404	2,457,821	2,777,970
Adjusted weighted average number of diluted shares used to compute adjusted net income attributable to ARA per share (6)	33,865,410	33,944,417	33,833,822	34,014,593	33,859,794
Adjusted net income attributable to ARA per share	$0.07	$0.17	$0.19	$0.18	$0.61
__________

1.
Changes in the difference between the redemption value and estimated fair value for accounting purposes of the related noncontrolling interests are related to certain put rights that were accelerated as a result of the IPO.

2.
Share-based compensation due to option modifications and other transactions at the time of the IPO that were expensed within 12 months after the IPO have been excluded since they arose based on transactions that are not expected to occur in the future. Also includes option modification costs related to executive severance agreements.

3.
Certain legal matters costs include legal fees and other expenses associated with matters outside the ordinary course of our business, including, but not limited to, our handling of, and response to, the UnitedHealth litigation, a now-concluded SEC inquiry, the CMS request for information, the securities and derivative litigation, and the Company’s internal review and analysis of factual and legal issues relating to the aforementioned matters as described in our Form 10-K for the year ended December 31, 2017. We have excluded these costs because they represent unusual fees and expenses that are not related to the usual operation of our business.

4.	Represents executive and management severance costs.

5.	Tax valuation allowance and other tax adjustments primarily relates to a valuation allowance that the Company has established for certain tax items that are expiring in 2017 as well as future periods.

6.
Adjusted weighted average number of diluted shares outstanding calculated using the treasury method as if 2.5 million shares related to unvested in-the-money options subject to a contingency are vested for the periods ending March 31, 2017 and June 30, 2017.

American Renal Associates Holdings, Inc.
Unaudited Supplemental Cash Flow
(dollars in thousands)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Cash provided by operating activities	$31,175	$30,308	$128,547	$172,211
Plus:
Transaction-related costs (1)	—	—	717	2,239
Adjusted cash provided by operating activities	$31,175	$30,308	$129,264	$174,450
Distributions to noncontrolling interests	(18,969)	(27,483)	(79,478)	(94,468)
Adjusted cash provided by operating activities less distributions to NCI	$12,206	$2,825	$49,786	$79,982
Capital expenditure breakdown:
Routine and maintenance capital expenditures	$941	$4,535	$6,377	$12,995
Development capital expenditures	10,352	10,238	29,696	48,437
Total capital expenditures	$11,293	$14,773	$36,073	$61,432
_____________

(1)	Transaction-related costs due to the debt refinancing in 2017 and the IPO in 2016, including accounting, valuation, legal and other consulting and professional fees.

American Renal Associates Holdings, Inc.
Unaudited Supplemental Leverage Statistics
(dollars in thousands)
	As of December 31, 2017
	Total ARA	ARA "Owned"
Cash (other than clinic-level cash)	$1,638	$1,638
Clinic-level cash	69,883	36,959
Total cash	$71,521	$38,597
Debt (other than clinic-level debt)	$440,401	$440,401
Clinic-level debt	129,219	67,276
Unamortized debt discounts and fees	(9,532)	(9,532)
Total debt	$560,088	$498,145
Adjusted owned net debt (total debt - total cash)		$459,548
Adjusted EBITDA-NCI, LTM		$105,531
Leverage ratio (1)		4.4x
____________

(1)	Leverage ratio calculated as follows: Owned net debt divided by Adjusted EBITDA -NCI, last twelve months.

American Renal Associates Holdings, Inc. Contact:
Darren Lehrich, SVP Strategy & Investor Relations
Telephone: (978)-522-6063; Email: dlehrich@americanrenal.com